                              ARTICLES OF INCORPORATION
                                          OF
                               FOUNDATION BANCORP, INC.


         The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

         FIRST:    The name of the corporation shall be Foundation Bancorp,
Inc.

         SECOND:   The place in Ohio where the principal office of the
corporation is to be located is the City of Cincinnati, County of Hamilton.

         THIRD:    The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH:   The authorized shares of the corporation shall be eight
hundred and fifty (850) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

         FIFTH:    (A)  The board of directors of the corporation shall have
the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and
(iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.

         (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.

         (C) The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by the Articles of Incorporation of the corporation.

         SIXTH:    Notwithstanding any provision of the Ohio Revised Code
requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:

         (A) A proposed amendment to the Articles of Incorporation of the corporation;

         (B) A proposed amendment to the Code of Regulations of the corporation;

         (C) A proposal to change the number of directors by action of the shareholders;

         (D) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

         (E) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

         (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

         (G)  A proposed dissolution of the corporation.

         SEVENTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         IN WITNESS WHEREOF, I have hereunto signed my name this 10th day of April, 1996.


                                           /s/ Laird L. Lazelle
                                       -----------------------------
                                       Laird L. Lazelle, Incorporator


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